Exhibit 10.6

SPIN-OFF AGREEMENT, dated as of February 26, 2015 (this “Agreement”), by and among BIONIK LABORATORIES LTD. (f/k/a Drywave Technologies, Inc.), a Delaware corporation (the “Company” or the “Seller”), and BRIAN E. RAY and JON LUNDGREEN (each a “Buyer” and collectively, the “Buyers”).

INTRODUCTION

WHEREAS, on March 6, 2013 (the “Effective Date”), the Buyers and AAK Ventures, LLC (“AAK”) entered into a Securities Purchase Agreement, pursuant to which the Buyers agreed to sell an aggregate of approximately 4,777,982 shares of the Company’s common stock to AAK (the “Purchase Agreement”);

WHEREAS, the Purchase Agreement contemplates the Company entering into a business combination subsequent to the Effective Date, pursuant to which an operating company will become a wholly-owned subsidiary of the Company and the operations of the Company will change to those of such operating company (the “Exchange”);

WHEREAS, in preparation for the transactions contemplated by the Exchange, the Company has formed a wholly-owned subsidiary, Strategic Dental Alliance, Inc., a Colorado corporation (“SDA”), and has, pursuant to an Assignment and Assumption deemed effective immediately prior to the execution and delivery of this Agreement, contributed and assigned thereto all of the business, properties, operations, assets, and goodwill of the Company as of the date of this Agreement (other than cash and cash equivalents), and SDA has assumed all liabilities and obligations of the Company in effect or existence as of the Effective Date; and

WHEREAS, the Purchase Agreement also contemplates the Buyer and the Company entering into this Agreement to affect the assignment of the outstanding shares of SDA to the Buyers (the “Assignment”) on the terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the Parties hereto hereby agree as follows:

1.          Assignment. The Company hereby assigns to each of the Buyers 50.0% of the outstanding capital stock of SDA.

2.          Indemnity. As consideration for the Assignment, each Buyer, jointly and severally, hereby agrees to indemnify and hold harmless the Company and its officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, against any and all losses, liabilities, damages, and expenses whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with the business of the Company and SDA prior to the date hereof (the “SDNT Business”).

3.          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the exchange of documents by the Parties by fax, email or courier, on or as of the date of the closing of the transactions contemplated by the Exchange, or such other date as the Parties may mutually determine, which date shall in no event be later than January 26, 2015, unless agreed to in writing by the Parties (the “Closing Date”). At the Closing, the Company shall deliver to each Buyer a stock certificate, in proper form for transfer, each representing 50.0% of the outstanding shares of capital stock of SDA.

4.          Further Assurances.

(a)          Each Buyer hereby covenants, jointly and severally, that it will, whenever and as reasonably requested by Company and at Buyers’ sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to the Buyers of all the right, title and interest of the Company in and to the shares of capital stock of SDA hereby sold, conveyed or assigned, or intended so to be.

(b)          The Buyers hereby covenants, jointly and severally, that it will, whenever and as reasonably requested by Seller and at Buyers’ sole cost and expense, do, execute, acknowledge and deliver any and all such other and further documents, acts and deeds as shall be required in connection with the assumption of liabilities contemplated by Section 2 hereof, including, without limitation, the filings of any documents with an governmental or other authority and the preparation of filings with respect thereto.

5.          Seller Makes no Representations or Warranties. The Seller’s interest in the shares of SDA capital stock is being acquired by the Buyers on an AS IS WHERE IS basis and the Seller makes no representations as to such securities or any other matter.

6.          Confidential Information. The Company shall use its commercially reasonable efforts to insure that all confidential information which the Company or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants (each a “Company Party”) may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the SDNT Business and/or, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available, through no improper action of the Company.

7.          Miscellaneous.

(a)          Since a breach of the provisions of this Agreement could not adequately be compensated by monetary damages, any Party shall be entitled, in addition to any other right or remedy available to him, her or it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(b)          The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein.

(c)          This Agreement and the documents and instruments referred to herein or contemplated hereby set forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

(d)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

(e)          If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(f)          The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(g)          All representations, warranties and agreements in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations. This Agreement shall be binding upon the parties, their respective successors, representatives, heirs and estate, as applicable.

(h)          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all Parties need not sign the same counterpart. Facsimile or .pdf execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

(i)          This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

(j)          Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

(k)          In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

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IN WITNESS WHEREOF, the Parties have duly executed this Spin-Off Agreement as of the date first above written.

/s/ Brian E. Ray
Brian E. Ray

/s/ John Lundgreen
John Lundgreen

BIONIK LABORATORIES LTD.
(f/k/a Drywave Technologies, Inc.)

By:	/s/ Austin Kibler
Name: Austin Kibler
Title: Chief Executive Officer